Exhibit 10.19

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SECOND AMENDMENT TO SIDE LETTER

February 21, 2020

Guild Mortgage Company

5898 Copley Drive, Suite 400 & 500

San Diego, CA 92111

Re:

First Amended and Restated Master Repurchase Agreement dated as of December 14, 2018 between JPMorgan Chase Bank, N.A., as Buyer, and Guild Mortgage Company, as Seller and the related Side Letter of even date therewith

Ladies and Gentlemen:

This letter (this “Second Amendment to Side Letter”) amends (for the second time) the Side Letter dated December 14, 2018 (the “Original Side Letter” and, as amended by the First Amendment to Side Letter dated December 13, 2019, the “Amended Side Letter”) between the Parties.

Capitalized terms defined in the Agreement or in the Amended Side Letter and used, but not defined differently, in this Second Amendment to Side Letter, have the same meanings here as there.

Concurrently herewith, the Parties are amending the Agreement by the Third Amendment to Amended and Restated Master Repurchase Agreement (the “Third Amendment to A&R MRA”), to extend the Termination Date, add Low FICO Government Loans as Eligible Mortgage Loans, transfer the obligation to comply with most financial covenants from Seller to Guarantor, and appropriately adjust the Compliance Certificate attached as Exhibit C [Omitted pursuant to Item 601(a)(5) of Regulation S-K] to the Amended and Restated Master Repurchase Agreement. The Parties have also agreed to further amend the Amended Side Letter to reduce the Facility Amount, amend the Pricing Rate, replace the Facility Fee with a Commitment Fee, amend the Package and Funding Fee, amend which party is responsible for the payment of the Fraud Detection Fee, revise Section 8 pertaining to changes in the Facility Amount and calculation of fees, and they hereby amend the Amended Side Letter as follows:

1. Commitment.         The caption and text of Section 1 of the Amended Side Letter are amended to read as follows:

1.	Committed Facility Amount and Uncommitted Facility Amount.

Subject to the terms and conditions set forth in the Agreement, Buyer (i) agrees and is committed to enter into Transactions from time to time under the Agreement, as supplemented by this Side Letter, with respect to Eligible Mortgage Loans having a maximum aggregate Purchase Price outstanding at any one time of [***]

Guild Mortgage Company

February 21, 2020

[***] from the date hereof through the Termination Date (such applicable maximum amount, the “Committed Facility Amount”), and (ii) agrees to consider engaging, on an uncommitted and wholly discretionary basis, in additional Transactions from time to time on or before the Termination Date and when the Committed Facility Amount is fully funded and outstanding, of up to a maximum aggregate Purchase Price outstanding at any one time of [***] during the period from the date hereof through the Termination Date (such applicable maximum uncommitted amount, the “Uncommitted Facility Amount”, and the [***] sum of the Committed Facility Amount and the Uncommitted Facility Amount being the amount referred to in the Repurchase Agreement and this Side Letter as the “Facility Amount”).

The Parties agree (1) that:

(x) notwithstanding the provisions of Section 7(b)(xii) of the Agreement, Buyer may from time to time electively enter into one or more Transactions with Seller; or

(y) another event may occur, or other circumstances may exist;

after which the Aggregate Purchase Price shall be greater than the Facility Amount, and (2) that notwithstanding the occurrence or existence of any such event or circumstances, every Transaction shall be and remain fully subject to all of the other terms and conditions of the Agreement and all other related Transaction Documents and entitled to all benefits thereof.

At the time of any reduction in the Facility Amount, whether pursuant to a letter agreement decreasing the Facility Amount or because the time limit for any increase in the Facility Amount shall have expired, Seller shall be obligated, without notice or demand, to make a cash payment to Buyer in an amount equal to the excess of the Aggregate Purchase Price then funded and outstanding over the reduced Facility Amount, to be applied by Buyer to reduce the Repurchase Prices of Purchased Mortgage Loans that are then subject to outstanding Transactions. In addition, the Parties may agree to increase or decrease the Committed Facility Amount, the Uncommitted Facility Amount or both to any amount from time to time in the future by executing a letter agreement stating the new Committed Facility Amount and/or the new Uncommitted Facility Amount and the period of time that it will be in effect. If the Facility Amount is so increased at any time or times, it shall be a condition precedent to each such increase’s becoming effective that the Seller first increase the deposit balance in the Cash Pledge Account to the Required Amount (determined in accordance with Section 5(b) of the Agreement) for such increased Facility Amount. No Guaranty shall be reduced, limited, canceled, terminated or impaired in any way by any such future change in the Committed Facility Amount, the Uncommitted Facility Amount or both, whether or not the Guarantor concurrently executes a confirmation of the Guaranty.

3. Pricing Rate. Section 3 of the Amended Side Letter is amended to read as follows:

Guild Mortgage Company

February 21, 2020

3.	Pricing Rate.

For purposes of the Agreement and all other Transaction Documents, “Pricing Rate” for any day means:

(a)     for any Aged Loan, the per annum percentage rate equal to the sum of the Adjusted LIBO Rate for such day plus [***]; and

(b)     for any other Eligible Mortgage Loan, the per annum percentage rate equal to the sum of the Adjusted LIBO Rate for such day plus [***];

provided that for each day on which the outstanding aggregate Purchase Price exceeds [***], the respective Pricing Rates to be applied to the outstanding Purchase Prices of such Purchased Mortgage Loans as Buyer shall determine in its sole discretion comprise such excess (for the purpose of calculating the Price Differential on such excess) shall each be reduced by [***] per annum; provided further that if Buyer, acting in its sole discretion, shall elect from time to time to give Seller a notice specifying a lower Pricing Rate (or Pricing Rates) for a specified time period, such lower Pricing Rate(s) specified in such notice shall be applicable for the time period specified in such notice; and provided further that at any time after the occurrence and during the continuance of an Event of Default, the Pricing Rate for any Purchased Mortgage Loan shall be the greater of (i) the applicable rate set forth in clause (a) or (b) above for such Purchased Mortgage Loan and (ii) [***] plus the Prime Rate.

As used herein, the following terms have the following meanings:

“Adjusted LIBO Rate” means, for any day, an interest rate per annum equal to (x) the LIBO Rate or the Successor Rate, as applicable, on such day multiplied by (y) the Statutory Reserve Rate on such day.

“LIBO Rate” means, for any day, the rate appearing on the Bloomberg Screen US0001M <Index> page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by Buyer from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on that day, as the rate for delivery on that day of one (1) month U.S. dollar deposits in an amount comparable to the Aggregate Purchase Price outstanding on that day; provided that if such rate is less than zero, such rate shall be deemed to be zero for purposes of this Side Letter and the Agreement. In the event that such rate quotation is not available at such time for any reason other than a reason specified or described in clause (a), (b) or (c) of the last grammatical paragraph of this Section 3, then the LIBO Rate for the relevant day shall be the rate at which one (1) month U.S. dollar deposits in an amount comparable to the Aggregate Purchase Price outstanding on that day are offered by Buyer’s principal London

Guild Mortgage Company

February 21, 2020

office in immediately available funds in the London interbank market at approximately 11:00 a.m. London time on that day.

“Statutory Reserve Rate” means, for any day, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System to which Buyer is subject, with respect to the Adjusted LIBO Rate, for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) as of such day. Such reserve percentages shall include those imposed pursuant to such Regulation D. Transactions shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Successor Rate Conforming Changes” mean, with respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the good faith discretion of Buyer, to reflect the adoption of such Successor Rate and to permit administration thereof by Buyer in a manner substantially consistent with market practice.

If prior to any Remittance Date, Buyer determines in its good faith discretion that (a) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate, (b) the LIBO Rate is no longer in existence or (c) the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over Buyer has made a public statement identifying a specific date after which the LIBO Rate shall no longer be made available or used for determining the interest rate of loans (any of the immediately preceding clauses, a “LIBOR Unavailability Event”), Buyer shall give prompt notice thereof to Seller (such notice, the “Scheduled Unavailability Notice”), that the greater of (x) an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) and (y) zero (any such rate, a “Successor Rate”), together with any proposed Successor Rate Conforming Changes, shall be implemented and shall take effect on the ninety-first (91st) day after the date of the Scheduled Unavailability Notice (such effective date, the “Successor Rate Effective Date”); provided that in the event that Buyer is in good faith unable to comply with such contemplated ninety (90) day prior notice requirement due to an unexpected or premature occurrence of a LIBOR Unavailability Event, then Buyer shall provide the Scheduled Unavailability Notice as soon as commercially possible prior to the date on which such LIBOR Unavailability Event is expected to occur, and the date specified in the Scheduled Unavailability Notice as the expected date of such LIBOR Unavailability Event shall constitute the Successor Rate Effective Date. Any Successor Rate and corresponding Successor Rate Conforming Change shall be determined by Buyer in its reasonable

Guild Mortgage Company

February 21, 2020

discretion. Any such determination of the Successor Rate shall be made by Buyer in a manner substantially consistent with market practice with respect to similarly situated counterparties with substantially similar assets in similar facilities.

5.  Facility Fee. The caption and text of Section 5 of the Amended Side Letter are amended to read as follows:

5.	Commitment Fee.

Seller shall pay to Buyer an amount (the “Commitment Fee”) equal to [***] per annum of the Committed Facility Amount, due and payable in quarterly installments in advance. The first installment is due on or before February 21, 2020, the effective date of the Third Amendment. Subsequent installments are due and payable on the first Remittance Date after the end of each successive three-month period after February 21, 2020. Commitment Fee payments are fully earned when due and are not refundable in whole or in part for any reason whatsoever.

6.  Package and Funding Fee. The caption and text of Section 6 of the Amended Side Letter are amended to read as follows:

6.	Package and Funding Fee.

Seller shall pay to Buyer an amount (the “Package and Funding Fee”) equal to [***] plus Buyer’s standard wire transfer and shipping fees, as applicable, for each Purchased Mortgage Loan on the next Remittance Date following the applicable Purchase Date Package and Funding Fees are not refundable in whole or in part for any reason whatsoever.

7.  Fraud Detection Fee. The caption and text of Section 7 of the Amended Side Letter are amended to read as follows:

7.	Fraud Detection Fee.

During each fiscal quarter, Buyer shall have the right to require fraud reports by a third-party mortgage fraud detection service for as many as [***] randomly selected Mortgage Loans from those sold or proposed to be sold to Buyer during that quarter, at a cost of [***] per Purchased Loan for a maximum fee of [***] per fiscal quarter, and Buyer will pay such fee. In addition, on a loan-by-loan basis, as a condition precedent to agreeing to purchase any Mortgage Loan proposed to be sold to Buyer, Buyer may request that a fraud report in respect of such Mortgage Loan be provided by a third-party mortgage fraud detection service. If Seller agrees to pay the [***] cost of such fraud report, then Buyer will order it. If Seller affirmatively declines any such request, Buyer will not order such fraud report and will not purchase such Mortgage Loan.

8.  Change in Facility Amount; Calculation of Fees. The caption and text of Section 8 of the Amended Side Letter are amended to read as follows:

Guild Mortgage Company

February 21, 2020

8.	Change in Facility Amount; Calculation of Fees.

(a)   If the Agreement is amended pursuant to its terms so as to increase or decrease the Facility Amount, all calculations of fees under this Side Letter that are based on the Facility Amount shall be adjusted accordingly as of the date such amendment becomes effective.

(b)   Buyer shall calculate the amounts of the Pricing Rate the Commitment Fee and the results of such calculations shall be incontestable absent manifest error. Buyer shall advise Seller of the periodic amounts of such rate and fees at least one (1) Business Day before payment is due.

(The remainder of this page is intentionally blank; counterpart signature pages follow)

Guild Mortgage Company

February 21, 2020

(Counterpart signature page to Second Amendment to Side Letter)

Please confirm our mutual agreement as set forth herein and acknowledge receipt of this Side Letter by executing the enclosed copy of this letter and returning it to JPMorgan Chase Bank, N.A., 221 W. Sixth Street, 2nd Floor, Austin, Texas 78701, Attention: Carolyn Johnson (email [Redacted pursuant to Item 601(a)(6) of Reg. S-K] or fax [Redacted pursuant to Item 601(a)(6) of Reg. S-K]. If you have any questions concerning this matter, please contact me by email or by phone at [Redacted pursuant to Item 601(a)(6) of Reg. S-K].

Very truly yours,

JPMORGAN CHASE BANK, N.A.,
as Buyer

By:	/s/ Preeti Yeung
Preeti Yeung
Authorized Officer

CONFIRMED AND ACKNOWLEDGED:

GUILD MORTGAGE COMPANY, as Seller

By:	/s/ Amber Elwell
Amber Elwell
Chief Financial Officer

Guild Mortgage Company

February 21, 2020

(Counterpart signature page to Second Amendment to Side Letter)

Please confirm our mutual agreement as set forth herein and acknowledge receipt of this Side Letter by executing the enclosed copy of this letter and returning it to JPMorgan Chase Bank, N.A., 221 W. Sixth Street, 2nd Floor, Austin, Texas 78701, Attention: Carolyn Johnson (email [Redacted pursuant to Item 601(a)(6) of Reg. S-K] or fax [Redacted pursuant to Item 601(a)(6) of Reg. S-K]. If you have any questions concerning this matter, please contact me by email or by phone at [Redacted pursuant to Item 601(a)(6) of Reg. S-K].

Very truly yours,

JPMORGAN CHASE BANK, N.A.,
as Buyer

By:	/s/ Preeti Yeung
Preeti Yeung
Authorized Officer

CONFIRMED AND ACKNOWNEDGED:

GUILD MORTAGE COMPANY, as Seller

By:	/s/ Amber Elwell
Amber Elwell
Chief Financial Officer